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Exhibit 21.1
List of Subsidiaries
Subsidiary                                          Jurisdiction of Organization
Capital Management of Bermuda                       Bermuda
Captive Resources, Inc                              Delaware
CFM Insurance Managers                              Bermuda
Chesapeake Insurance Company                        Bermuda
CRS Services Inc.                                   Delaware
Commonwealth Risk Services LLP                      Delaware
Genesis Holdings                                    Cayman
H&H Park International                              Bermuda
Hurst Holme Insurance Co                            Bermuda
International Advisory Services Ltd                 Bermuda
IPC Mutual Holdings, Ltd                            Bermuda
Kensington Management Group Ltd.                    Cayman
Legion Financial Corp                               Missouri
Legion Indemnity Co                                 Illinois
Legion Insurance Company                            Pennsylvania
Legion Management Corp                              Oklahoma
MG Financial Ltd                                    Delaware
MGL Investments Ltd                                 Delaware
MRM Financial Services Ltd                          Bermuda
MRM Global Captive Group, Ltd.                      Bermuda
MRM Intermediairies Ltd                             UK
MRM Life                                            Bermuda
MRM Securities Ltd                                  Bermuda
MRM Services Ltd                                    Bermuda
MRM Services (Barbados) Ltd.                        Barbados
MRM Specialty Brokerage Ltd                         Bermuda
MSL (US) Ltd.                                       Delaware
Mutual Finance Ltd                                  Bermuda
Mutual Group Ltd                                    Delaware
Mutual Holdings (Bermuda) Ltd                       Bermuda
Mutual Holdings (US) Ltd                            Delaware
Mutual Indemnity (Barbados) Ltd                     Barbados
Mutual Indemnity (Bermuda) Ltd                      Bermuda
Mutual Indemnity (Dublin) Ltd                       Ireland
Mutual Indemnity (US) Ltd                           Bermuda
Mutual Indemnity Ltd                                Bermuda
Mutual Risk Captive Group Ltd                       Bermuda
Mutual Risk Management (Cayman) Ltd                 Cayman
Mutual Risk Management (Holdings) Ltd               Bermuda
Mutual Risk Management Ltd                          Bermuda
Mutual Risk Management(Barbados) Ltd                Barbados
Mutual Trust Management
Psychiatrists Mutual Insurance Company              Barbados
Premium Securities (Bermuda) Ltd                    Bermuda
Premium Securities Ltd                              Bermuda
SPDA                                                Bermuda
Villanova Insurance Company                         Pennsylvania
Worksafe, Inc.                                      Delaware